EXHIBIT 1
                                                                     ---------


                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of common stock, par value $0.01 per share, of Too, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  April 23, 2001


                                     Leslie H. Wexner
                                     ------------------------------------------
                                     Leslie H. Wexner



                                     THE WEXNER CHILDREN'S TRUST

                                     By: Leslie H. Wexner
                                         --------------------------------------
                                         Leslie H. Wexner, Trustee











                               Page 9 of __ Pages